Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” and to the use of our report dated March 31, 2025, with respect to the combined carve-out financial statements of Costamare Bulkers Holdings Limited Predecessor included in the Amendment No.1 to the Registration Statement (Form 20-F) of Costamare Bulkers Holdings Limited for the registration of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
April 7, 2025